UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2008

IOMEGA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12333	86-0385884
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer identification number)

10955 Vista Sorrento Parkway, San Diego, CA     92130
            (Address of principal executive offices)          (Zip Code)

(858) 314-7000
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On April 8, 2008, we issued a press release announcing the termination of the Share Purchase Agreement, dated December 12, 2007, by and among Iomega Corporation (the “Company”), ExcelStor Great Wall Technology Limited, a Cayman Islands company, Shenzhen ExcelStor Technology Limited, a People’s Republic of China (“PRC”) company, Great Wall Technology Company Limited, a PRC company, ExcelStor Group Limited, a Cayman Islands company, and ExcelStor Holdings Limited, a British Virgin Islands company (the “Purchase Agreement”).  A copy of the press release is attached hereto as Exhibit 99.1.

Concurrently with the termination of the Purchase Agreement, and as separately announced today, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EMC Corporation (“EMC”).  EMC will commence a cash tender offer to purchase the outstanding shares of the Company’s common stock at a price per share of $3.85 in cash, without interest.  Pursuant to the Merger Agreement, following the completion of the tender offer, a merger subsidiary of EMC will merge into the Company leaving the Company as the surviving entity and a wholly-owned subsidiary of EMC.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
	99.1	Press Release, dated as of April 8, 2008, announcing Iomega Corporation’s termination of the Share Purchase Agreement with the ExcelStor entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOMEGA CORPORATION

By: /s/ Jonathan S. Huberman
Jonathan S. Huberman
Chief Executive Officer

Date:  April 8, 2008

EXHIBIT INDEX

Exhibit No.                                           Description

99.1	Press Release, dated as of April 8, 2008, announcing Iomega Corporation’s termination of the Share Purchase Agreement with the ExcelStor Entities.